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                                    ORAGENICS
Contact:

Chuck Soponis                                                      Joan Kureczka
Chief Executive Officer                               Kureczka/Martin Associates
Oragenics, Inc.                                                   (415) 821-2413
(386) 418-4018                                             Jkureczka@comcast.net

FOR IMMEDIATE RELEASE

                 EDMUND MICKUNAS NAMED ORAGENICS VICE PRESIDENT,
                         REGULATORY AND CLINICAL AFFAIRS

ALACHUA, FL (SEPTEMBER 28, 2004) - Oragenics, Inc. (AMEX:ONI; TSX-V:ORA.U) today announced that the company has named Edmund Mickunas vice president, regulatory and clinical affairs.

"We are very fortunate to find someone with Ed Mickunas' more than 20 years experience in regulatory affairs and clinical trials management within the biotechnology and pharmaceutical industries," said Chuck Soponis, Oragenics chief executive officer. "His experience covers a broad range of regulatory and compliance issues in both the United States and Europe, as well as specific expertise in the area of dental products. I am pleased to welcome Ed to the Oragenics management team."

Prior to joining Oragenics, Mr. Mickunas was an independent consultant offering professional services in the areas of regulatory, clinical and compliance consulting. Before that time, he held a variety of management positions from 1996 to 2003 in the area of regulatory affairs and compliance with such companies as Control Delivery Systems, Inc., Bioheart, Inc., Leukosite, Inc., and Del Laboratories. From 1989 to 1996, Mr. Mickunas was a clinical and regulatory affairs consultant for the CLINNOVATION company, and before that held a series of increasingly responsible positions in the field of clinical research at such companies as PAREXEL International Corporation, Analytical Biosystems, Sandoz Research Institute, and Vicks Research Center. He holds an M.A. degree in corporate and political communications from Fairfield University in Connecticut and received his B.S. degree from Fairleigh Dickinson University.

ABOUT ORAGENICS

Oragenics, Inc. is an emerging biotechnology company focused on the development and licensure of innovative products and technologies for improving human health. The company's lead product is a novel oral rinse for the prevention of tooth decay, which is anticipated to enter clinical trials in 2004. The company is also developing a novel antibiotic with broad-spectrum activity against gram-positive bacteria and a probiotic product aimed at maintaining oral health. The company is headquartered in Alachua, Florida. For more information about Oragenics, please consult the company's website at www.oragenics.com.


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EDMUND MICKUNAS NAMED ORAGENICS VICE PRESIDENT,
REGULATORY AND CLINICAL AFFAIRS
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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: This release includes forward-looking statements which reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe", "expect", "anticipate", "intend", "estimate", "project" and similar expressions which do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to (1) the ability to successfully complete development and commercialization of Oragenics' Replacement Therapy for prevention of tooth decay, novel antibiotic, and probiotic product for oral health; (2) the ability to obtain substantial additional funding; (3) the ability to develop and commercialize products before competitors;)4) the ability to develop commercial products with the in-licensed technology; and (5)) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements. The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.
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